


                       Condensed Pro Forma Balance Sheet
                                December, 31 2000

                                     Valesc Inc.   NetCentral   Pro Forma     Pro Forma
                                                    Capital     Adjustment    Combined
                                                   Fund, Inc.
Assets
Current Assets
Cash                                  $  24,667    $       0    $       0    $  24,667
                                      ---------    ---------    ---------    ---------
                                         24,667            0            0       24,667
Property and equipment, net of
  accumulated depreciation                1,310            0            0         1310


                                      ---------    ---------    ---------    ---------
Total Assets                             25,978            0            0       25,978

                                      ---------    ---------    ---------    ---------
Liabilities and Shareholders'  Equity

Current Liabilities

Accounts Payable                      $   3,367    $       0    $  75,000    $  78,367
Accrued Expenses                        123,611            0            0      123,611
                                      ---------    ---------    ---------    ---------
Total Liabilities                       126,978            0       75,000      201,978

Shareholders' Equity

Common Stock                                19          500            0          519
Additional Paid In Capital               92,481       29,875            0      122,356
Accumulated  deficit                   (193,500)     (30,375)     (75,000)    (298,875)
                                      ---------    ---------    ---------    ---------
Total Shareholders' Equity             (101,000)          0.      (75,000)    (176,000)
                                      ---------    ---------    ---------    ---------
Total Liabilities and
  Shareholders' Equity (Deficit)      $  25,978    $       0    $       0    $  25,978
                                      =========    =========    =========    =========


                      Condensed Pro Forma Income Statement
                         For the period beginning June 2
               (inception date of NetCentral Capital Fund, Inc.)
                              to December 31, 2000

                             Valesc Inc.   NetCentral     Pro Forma    Pro Forma
                                            Capital       Adjustment   Combined
                                           Fund, Inc.


Net Sales                            0             0             0             0

Operating Expenses
Merger Expense                       0             0        75,000        75,000
Selling General &
  Administrative Expenses      193,500        30,375             0       223,875
                            ----------    ----------    ----------    ----------
Loss from Operations          (193,500)      (30,375)            0     (298,875)
                            ----------    ----------    ----------    ----------
Net Loss                      (193,500)      (30,375)      (75,000)    (298,875)

Net Loss per Share                             (0.02)         (.01)        (.03)
Weighted Average shares
  outstanding                8,690,008     5,000,000                  8,967,245


Note A - Description of Business

1.         Description of Business Entities

Valesc Inc., a New Jersey corporation ("Valesc NJ") was incorporated on October 24, 2000 and at the date of inception was owned 100% by Atlas Holdings Inc. On March 21, 2001, Valesc NJ executed a 2:1 stock split. Atlas Holdings is owned 50% by Jeremy Kraus, the Company's Chairman and CEO, 25% by Samuel Cohen, the Company's President and Director and 12.5% by Garrett Miller, the Company's Vice President and Director.

NetCentral Capital Fund, Inc. ("NetCentral") was incorporated in the State of Delaware on June 2, 2000, for the specific purpose of providing a method, through a merger of otherwise, for a foreign or domestic private company to become a reporting company with a class of registered securities. NetCentral had a single shareholder. It had no operating business from the date of inception to March 22, 2001 NetCentral has no revenues and expenses of approximately $30,000 relating to professional fees relating to the formation. On March 21, 2001, NetCentral had a 1:18.04 stock split and thereafter had 277,237 shares outstanding.

2.         Description of Merger

On March 22, 2001, Valesc NJ was acquired by NetCentral (the "Merger") for 8,964,008 shares of Common Stock, which we exchanged on a 1-for-1 basis with Valesc NJ stock. Simultaneously therewith, the Directors of NetCentral resigned, and the Company was renamed "Valesc Inc." (the "Company"). After the Merger, Atlas Holdings Inc. owned 8,458,008 or 86.49% of the outstanding common stock of the Company.

Under generally accepted accounting principles, the acquisition si considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Valesc NJ for the net monetary assets of NetCentral, accompanied by a recapitaliztion, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (NetCentral) are those of the "accounting acquirer" (Valesc
NJ).

Costs associated with the merger amounting to a $75,000 fee paid to the founder of NetCentral, were expensed as incurred.

3.         Description of Business Plan

The Company currently does not have any operations. The Company's immediate goal is to acquire profitable sales and distribution organizations offering medical products. The Company's ability to commence operations is contingent upon the Company's ability to identify a prospective target meeting the acquisition criteria, persuade the principals of the target to be acquired by the Company on favorable economic terms and raiser the capital required through the issuance of equity securities, debt securities, bank borrowings or a combination thereof to properly finance the integration of these companies. The Company's plans including the development and completion of a software platform specifically designed for smaller sales and distribution organizations. The Company is in the development stage.

The Company has entered into five non-binding letters of intent with small medical products sales organizations, subject to satisfaction of due diligence and consummation of the transaction. The terms of the acquisitions have the following general characteristics: (i) 80% or more of the payment is to be in our stock with the remainder in cash (ii) the existence and terms are confidential until the acquisition is completed (iii) salaries to key executives based on gross revenues and gross profits (iv) the seller has the right to repurchase their company with the return of the originally issued number of shares after three years if the Company does not have a market capitalization of $25 million or earnings per share of $0.15 (vi) termination dates and (vii) subject to our due diligence.

Note B - Basis of Presentation

The following Pro Forma Condensed Balance Sheet and income statement have been prepared based upon the historical audited financial statements of Valesc Inc. and NetCentral Capital Fund, Inc. as of December 31, 2000 and for the period ended December 31, 2000 respectively and gives effect to the merger of two companies.

The following Pro Forma Condensed financial information are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of June 2, 2000 nor to they purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effects to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the companies.

Note C - Liquidity and Going Concern

The accompanying financial statements of the Company have been prepared assuming the Company will continue as a going concern. No adjustment has been made for this uncertainty. The Company has invested a significant amount of its effort and cash in the development of its business plan. As of December 31, 2000 NetCentral has an accumulated deficit of approximately 30,000. For the period ended December 31, 2000, Valesc has net losses of approximately 193,000, and generated negative cash flows from operations of $66,000. This trend is expected to continue for 2001. Further, the combined entity has no operations to date. The Company will be required to seek external financing to continue developing its business plan and to consummate planned acquisitions.

Management's plans with respect to liquidity issues include the following:

     o Valesc has obtained an "equity line of credit" which provides a financing vehicle for the Company
     o The Company is in the process of completing the registration fo its common stock, which would allow it to commence drawing on the "equity line of credit" and to consummate of acquisitions
     o Completion of due diligence and financing arrangements to allow for the consummation of acquisitions
     o Raise additional funding though the sale of debt and equity instruments to fund activities
     o From January through September 2001, the Company received proceeds from the issuance of debt and common stock of $250,000

To date the Company has supported its activities through debt and equity investments. Management plans to continue to seek the funding required to finance operations as the Company commences its business plan of locating suitable acquisition targets and consummating transactions to acquire such companies. Failure to find additional financing, create a public market for its stock, and consummate acquisition agreements could negatively impact the Company's ability to continue as a going concern.

Note D - Accounting Policies

Earnings (Loss) Per Share

Basic loss per share for the year ended December 31, 2000 is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the loss for the period by the weighted number of common shares adjusted for the dilutive effect of any potential common shares issuable during the period. There were no options or warrants considered in the loss per share calculation because there were none. Earnings (loss) per share are calculated to present the change in capital structure for all periods presented.

Note E - Restatement

The pro forma combined financial statements (substantially all accounts) of the company for the period ended December 31, 2000 have been restated, summarized as follows:

                                        As Originally
                                           filed        Adjustment   As Restated

Cash                                     $  19,667      $   5,000      $  24,667
Other Current Assets                     $   5,000         (5,000)          --
Property and equipment, net                    400            910          1,310
Organizational Costs                           967           (967)          --
Accounts payable                              --           78,367         78,367
Accrued expenses                              --          123,611        123,611
Common stock                                92,500        (91,981)           519
Additional paid-in capital                    --          122,356        122,356
Accumulated deficit                        (66,466)      (232,409)     (298,895)
Selling, general and
  administrative expenses                   66,766        157,109        223,875
Merger expense                                --           75,000         75,000
Net Loss                                   (66,766)      (232,109)     (298,895)

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